Exhibit 99.1
Phreesia Announces Fiscal Second Quarter 2022 Results
Raleigh, North Carolina, September 1, 2021 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal second quarter ended July 31, 2021.

"Throughout our second quarter of Fiscal Year 2022, we again helped our clients drive patient self-service on our platform through the use of tools like mobile check-in, appointment self-scheduling and online payments,” said CEO Chaim Indig. “We are proud to work with our provider clients to help them reach and schedule appointments with patients who are behind on well visits, vaccinations and other necessary preventive care".

Fiscal Second Quarter 2022 Highlights
•Revenue was $51.0 million in the quarter as compared to $35.0 million in the same period in the prior year, an increase of 46%.
•Average number of provider clients was 1,987 in the quarter as compared to 1,668 in the same period in the prior year, an increase of 19%.
•Average revenue per provider client was $19,720 in the quarter compared to $17,360 in the same period in the prior year, an increase of 14%.
•Adjusted EBITDA was negative $11.0 million in the quarter compared to positive $1.2 million in the same period in the prior year.
•Cash and cash equivalents as of July 31, 2021 was $439.9 million, an increase of $221.1 million compared to January 31, 2021, driven primarily by our follow-on offering of common stock, which generated net proceeds of $245.8 million, partially offset by cash used for operating activities, capital expenditures and payments of finance leases and other debt.
Outlook for Fiscal 2022

We are increasing our revenue outlook for fiscal 2022 to a range of $195 million to $198 million from the previous range of $191 million to $194 million. We continue to expect our overall cash outflow to increase in fiscal 2022 compared to fiscal 2021 as we continue to ramp up hiring and infrastructure across the organization to support our anticipated growth.

Conference Call Information
The Company will hold a conference call on Thursday, September 2, 2021, at 8:30 a.m. Eastern Time to review the Company’s second fiscal quarter financial results. To participate in the Company’s live conference call and webcast, please dial (866) 211-4557 (or (647) 689-6750 for international participants) using conference code number 7489917 or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Recent Events

COVID-19
The impact of the COVID-19 (a novel strain of coronavirus) pandemic has been widespread and rapidly evolving. Over the last six months, several vaccines for COVID-19 received FDA approval and are currently being administered across the country. We believe COVID-19 may continue to impact the normal operations of our clients, which are primarily healthcare providers. As more individuals are vaccinated, we expect these impacts to be diminished. However, as the pandemic progresses, including through the emergence of new variants and rules regarding immunization, we may experience stricter protocols.

Phreesia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	July 31, 2021	January 31, 2021
	(Unaudited)
Assets
Current:
Cash and cash equivalents	$439,854	$218,781
Settlement assets	15,503	15,488
Accounts receivable, net of allowance for doubtful accounts of $632 and $699 as of July 31, 2021 and January 31, 2021, respectively	30,356	29,052
Deferred contract acquisition costs	1,817	1,693
Prepaid expenses and other current assets	6,161	7,254
Total current assets	493,691	272,268
Property and equipment, net of accumulated depreciation and amortization of $47,124 and $40,148 as of July 31, 2021 and January 31, 2021, respectively	26,868	26,660
Capitalized internal-use software, net of accumulated amortization of $28,451 and $25,476 as of July 31, 2021 and January 31, 2021, respectively	12,299	10,476
Operating lease right-of-use assets	2,252	2,654
Deferred contract acquisition costs	2,513	1,248
Intangible assets, net of accumulated amortization of $780 and $525 as of July 31, 2021 and January 31, 2021, respectively	2,470	2,725
Deferred tax asset	379	658
Goodwill	8,211	8,307
Other assets	2,543	1,670
Total assets	$551,226	$326,666
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$15,503	$15,488
Current portion of finance lease liabilities and other debt	4,494	4,864
Current portion of operating lease liabilities	1,133	1,087
Accounts payable	5,483	4,389
Accrued expenses	18,101	18,324
Deferred revenue	12,938	10,838
Total current liabilities	57,652	54,990
Long-term finance lease liabilities and other debt	5,598	6,471
Operating lease liabilities, non-current	1,412	1,899
Total liabilities	64,662	63,360
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value - 500,000,000 shares authorized as of both July 31, 2021 and January 31, 2021; 50,892,126 and 44,880,883 shares issued as of July 31, 2021 and January 31, 2021, respectively	509	449
Additional paid-in capital	840,287	579,599
Accumulated deficit	(347,144)	(311,777)
Treasury stock, at cost, 135,918 and 99,520 shares at July 31, 2021 and January 31, 2021, respectively	(7,088)	(4,965)
Total Stockholders’ Equity	486,564	263,306
Total Liabilities and Stockholders’ Equity	$551,226	$326,666

Phreesia, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription and related services	$22,885	$17,129	$44,704	$32,728
Payment processing fees	16,306	11,828	32,950	23,535
Life sciences	11,816	6,052	21,644	12,142
Total revenues	51,007	35,009	99,298	68,405
Expenses:
Cost of revenue (excluding depreciation and amortization)	10,032	5,271	18,566	10,005
Payment processing expense	9,648	6,747	19,373	13,595
Sales and marketing	22,167	10,098	37,179	19,532
Research and development	11,443	5,530	19,497	10,535
General and administrative	16,244	9,631	28,915	18,351
Depreciation	3,701	2,410	6,998	4,678
Amortization	1,580	1,632	3,231	2,985
Total expenses	74,815	41,319	133,759	79,681
Operating loss	(23,808)	(6,310)	(34,461)	(11,276)
Other (expense) income, net	(90)	424	(24)	(291)
Interest (expense) income, net	(207)	(419)	(445)	(739)
Total other (expense) income, net	(297)	5	(469)	(1,030)
Loss before provision for income taxes	(24,105)	(6,305)	(34,930)	(12,306)
Provision for income taxes	(288)	(66)	(437)	(177)
Net loss	$(24,393)	$(6,371)	$(35,367)	$(12,483)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.17)	$(0.73)	$(0.33)
Weighted-average common shares outstanding, basic and diluted	50,577,614	37,735,155	48,287,305	37,523,966

Phreesia, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six months Ended July 31,
	2021	2020
Operating activities:
Net loss	$(35,367)	$(12,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,229	7,663
Stock-based compensation expense	13,047	6,300
Amortization of deferred financing costs and debt discount	144	245
Cost of Phreesia hardware purchased by customers	273	439
Deferred contract acquisition costs amortization	1,152	1,775
Non-cash operating lease expense	483	777
Change in fair value of contingent consideration liabilities	209	—
Deferred tax asset	279	109
Changes in operating assets and liabilities:
Accounts receivable	(1,304)	(994)
Prepaid expenses and other assets	(1,037)	(2,892)
Deferred contract acquisition costs	(2,541)	(1,401)
Accounts payable	950	(1,275)
Accrued expenses and other liabilities	(275)	1,116
Lease liability	(544)	(755)
Deferred revenue	2,100	856
Net cash used in operating activities	(12,202)	(520)
Investing activities:
Capitalized internal-use software	(5,023)	(2,737)
Purchase of property and equipment	(5,030)	(4,659)
Net cash used in investing activities	(10,053)	(7,396)
Financing activities:
Proceeds from issuance of common stock in equity offerings, net of underwriters' discounts and commissions	245,813	—
Proceeds from issuance of common stock upon exercise of stock options	2,678	2,475
Treasury stock to satisfy tax withholdings on stock compensation awards	(1,960)	(869)
Proceeds from employee stock purchase plan	295	—
Insurance financing agreement	—	2,009
Finance lease payments	(2,100)	(1,301)
Principal payments on financing agreements	(873)	(220)
Debt issuance costs	—	(69)
Loan facility fee payment	(125)	(225)
Payment of contingent consideration for acquisitions	(400)	—
Net cash provided by financing activities	243,328	1,800
Net increase (decrease) in cash and cash equivalents	221,073	(6,116)
Cash and cash equivalents – beginning of period	218,781	90,315
Cash and cash equivalents – end of period	$439,854	$84,199

Supplemental information of non-cash investing and financing information:
Right-of-use assets obtained in exchange for operating lease liabilities	$81	$3,183
Property and equipment acquisitions through finance leases	$1,980	$3,657
Capitalized software acquired through vendor financing	$—	$174
Cashless transfer of term loan and related accrued fees into increase in debt balance	$—	$20,257
Cashless transfer of lender fees through increase in debt balance	$—	$406
Purchase of property and equipment and capitalized software included in accounts payable	$3,503	$1,358
Capitalized stock-based compensation	$82	$—
Cash payments for:
Interest	$365	$833

Non-GAAP financial measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest expense (income), net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense, change in fair value of contingent consideration liabilities and other expense (income), net.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) Interest expense (income), net; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(24,393)	$(6,371)	$(35,367)	$(12,483)
Interest expense (income), net	207	419	445	739
Provision for income taxes	288	66	437	177
Depreciation and amortization	5,281	4,042	10,229	7,663
Stock-based compensation expense	7,273	3,428	13,047	6,300
Change in fair value of contingent consideration liabilities	209	—	209	—
Other expense (income), net	90	(424)	24	291
Adjusted EBITDA	$(11,045)	$1,160	$(10,976)	$2,687

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2021	2020	2021	2020
GAAP operating expenses
General and administrative	$16,244	$9,631	$28,915	$18,351
Sales and marketing	22,167	10,098	37,179	19,532
Research and development	11,443	5,530	19,497	10,535
Cost of revenue	10,032	5,271	18,566	10,005
	$59,886	$30,530	$104,157	$58,423
Stock compensation included in GAAP operating expenses
General and administrative	$3,376	$1,928	$6,294	$3,534
Sales and marketing	2,231	794	3,877	1,522
Research and development	1,144	573	1,988	1,024
Cost of revenue	522	133	888	220
	$7,273	$3,428	$13,047	$6,300
Adjusted operating expenses
General and administrative	$12,868	$7,703	$22,621	$14,817
Sales and marketing	19,936	9,304	33,302	18,010
Research and development	10,299	4,957	17,509	9,511
Cost of revenue	9,510	5,138	17,678	9,785
	$52,613	$27,102	$91,110	$52,123

Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Key Metrics:
Provider clients (average over period)	1,987	1,668	1,945	1,650
Average revenue per provider client	$19,720	$17,360	$39,932	$34,099

•Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our provider clients and their patients.

•Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of the Phreesia platform.

Additional Information
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Patient payment volume (in millions)	$696	$466	$1,397	$921
Payment facilitator volume percentage	78%	82%	78%	83%

•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

Available Information
Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021 that will be filed with the SEC following this earnings release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950
Media:
Annie Harris
Phreesia, Inc.
aharris@phreesia.com
(929) 526-2611